Exhibit 99.1

Techwell Reports First Quarter 2008 Financial Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Techwell, Inc. (NASDAQ: TWLL), a leading provider of mixed signal integrated circuits for multiple video applications in the security surveillance, automotive and consumer markets, today announced financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Highlights:

  Reported net revenue of $15.6 million
  Maintained gross margin of 61 percent
  Achieved GAAP net income of $1.9 million

First Quarter 2008 Results:

Total revenue for the first quarter of 2008 was $15.6 million as compared to revenue of $16.5 million in the preceding quarter and $13.5 million in the first quarter of 2007. Total revenue was within the previously stated guidance range of $15 million to $16 million and was comprised of $11.6 million in security surveillance, $1.7 million in LCD display, $2.1 million in video decoders and $188,000 of other revenue.

“Our first quarter results were highlighted by annual revenue growth of approximately 15 percent and a 400 basis point improvement to gross margin year-over-year,” stated Hiro Kozato, President and Chief Executive Officer of Techwell. “During the quarter, we continued to experience strong demand, particularly for our security surveillance products, even when considering the effects of typical seasonality and the Lunar New Year holiday. Additionally, as a result of our ongoing strategic R&D efforts, we introduced five highly integrated LCD Display processors for the automotive infotainment market.”

Mr. Kozato continued, “Looking forward, we remain optimistic about the growth prospect in our two key markets, security surveillance and automotive infotainment. We believe we are well positioned to capitalize on the positive market trends in these markets during 2008.”

Gross margin for the first quarter was 61 percent, consistent with the previous quarter and compares to 57 percent reported in the same period a year ago. Operating expenses for the first quarter totaled $7.2 million, or 46 percent of total revenue. This compares to operating expenses of $7.2 million, or 44 percent of revenue, in the preceding quarter and $5.0 million, or 37 percent of revenue, in the same period one year ago.

Net income for the first quarter of 2008 was $1.9 million compared to net income of $2.5 million in the first quarter of 2007. Earnings per diluted share of $0.09 for the first quarter of 2008 compares to $0.11 in the first quarter of 2007. Net income for the first quarter of 2008 was negatively impacted by an increase in the effective tax rate to 39% compared to an effective tax rate of 28% in the first quarter of 2007.

Net income includes pre-tax stock-based compensation expenses of approximately $1.7 million equating to a $0.08 per diluted share charge. Net income for the first quarter of 2007 included pre-tax stock-based compensation expenses of approximately $750 thousand equating to a $0.03 per diluted share charge. Shares used to compute net income per diluted share for the first quarter of 2008 and 2007 totaled 21.8 million shares.

Cash, cash equivalents and short and long term investments increased by $2.8 million to a total of $71.2 million increasing from approximately $68.4 million at December 31, 2007. This quarter’s total ending balances compares to approximately $57.0 million at March 31, 2007.

Business Outlook

Techwell expects revenue for the second quarter of 2008 to range between $16.5 million and $17.5 million. Additional financial details regarding the Company’s business outlook will be provided during their conference call at 2:15 P.M. Pacific Time (PT) on Thursday, May 1, 2008.

First Quarter 2008 Conference Call and Webcast Information

Techwell, Inc. will host a conference call with the financial community today, May 1, 2008, at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company’s Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 1-888-679-8038 with the conference ID number 65738363. International participants should dial 1-617-213-4850 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET on Thursday, May 8, 2008. The replay number is 1-888-286-8010 with a pass code of 44646518. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. An archived version of the webcast will also be available on the Company’s website.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell’s leadership position and growth prospects in the security surveillance and automotive infotainment markets, and statements related to anticipated revenue for the second quarter 2008. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter of 2008 are different than the results set forth in this press release, Techwell’s dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell’s products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the security surveillance, automotive and consumer electronics markets. Techwell designs application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 125 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.

TECHWELL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenues	$15,607	$13,517

Cost of Revenues	6,061	5,791

Gross Profit	9,546	7,726

Operating Expenses
Research and development	3,549	2,215
Selling, general and administrative	3,692	2,758
Total operating expenses	7,241	4,973

Income from operations	2,305	2,753
Interest income	755	679

Income before income taxes	3,060	3,432
Provision for income taxes	1,189	968

Net Income	$1,871	$2,464

Net income per share
Basic	$0.09	$0.12
Diluted	$0.09	$0.11

Weighted average shares used in computing
net income per share:
Basic	20,926	20,637
Diluted	21,821	21,827

Stock-based compensation expense:
Cost of revenues	113	45
Research and development	693	318
Selling, general and administrative	871	386
	1,677	749

TECHWELL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007

Assets
Current Assets
Cash and cash equivalents	$35,902	$27,177
Short-term investments	21,248	33,384
Accounts receivable	2,161	2,095
Inventory	5,309	4,753
Deferred income tax assets	1,823	2,016
Prepaid expenses and other assets	1,684	1,456
Total Current Assets	68,127	70,881

Property and equipment - net	1,396	1,471
Long term-investments	14,028	7,839
Deferred income tax assets	3,671	3,419
Other assets	141	127
Total Assets	$87,363	$83,737

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$2,413	$2,973
Accrued liabilities	3,508	2,534
Total Current Liabilities	5,921	5,507

Deferred rent	154	165
Total Liabilities	6,075	5,672

Stockholders' Equity:
Common stock	21	21
Additional paid-in capital	74,960	73,454
Deferred stock-based compensation	(101)	(160)
Accumulated other comprehensive income/(loss)	(169)	44
Retained earnings	6,577	4,706
Total Stockholders’ Equity	81,288	78,065

Total Liabilities and Stockholders' Equity	$87,363	$83,737

CONTACT:
Company Contact:
Techwell, Inc.
Mark Voll, 408-435-3888
Chief Financial Officer
investor@techwellinc.com
or
Investor Contact:
Shelton Group, Investor Relations
Beverly Twing, 972-239-5119 ext. 126
btwing@sheltongroup.com
Media Contact:
Morphoses
Public Relations & Marketing Firm
Sabrina Joseph, 408-726-1577
techwellpr@morphoses.com